Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 2014, in the Registration Statement (Form S-1) and related Prospectus of LabStyle Innovations Corp. (A Development Stage Company), dated March 20, 2014.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 20, 2014	A Member of Ernst & Young Global